NEWS RELEASE
Gryphon Gold Corporation, 611 N Nevada Street, Carson City, NV 89703

Gryphon Gold Corporation Announces Third Quarter FY2012
Financial Results Conference Call

CARSON CITY, NV, February 17, 2012 -- Gryphon Gold Corp. (TSX: GGN) (OTCBB: GYPH), a gold exploration, production and development company focused on its Borealis project in Nevada, announced that it has filed its third quarter fiscal year 2012 10-Q with the SEC today and will release an overview of its third quarter performance after the close of financial markets on Thursday, February 23, 2012. The Company will host a conference call to discuss its results and progress in advancing the Borealis project on Friday, February 24, 2012 at 4:30 p.m. ET.

The teleconference call can be accessed by dialling (201) 689-8560.

A telephonic replay will be available from 7:30 p.m. Eastern Time the day of the teleconference until Friday, March 2, 2012. To listen to a replay of the call, dial (858) 384-5517 and enter replay pin number 389536.

For Further Information Contact:

James T. O’Neil Jr.
Interim CEO, CFO and Director
Phone: 1-775-883-1456
Email: joneil@gryphongold.com

Lisanna Lewis
Vice President, Treasurer, Investor relations
Phone: 1-604-261-2229
Email: llewis@gryphongold.com